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                                                            Exhibit 10-f












                             ADC TELECOMMUNICATIONS
                            MANAGEMENT INCENTIVE PLAN
                                FISCAL YEAR 1993


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                             ADC TELECOMMUNICATIONS
                            MANAGEMENT INCENTIVE PLAN
                                FISCAL YEAR 1993




I.   PLAN NAME AND EFFECTIVE DATE

The name of this Plan is the ADC Telecommunications, Inc. ("Company"), Management Incentive Plan - Fiscal Year ("FY") 1993, effective November 1, 1992 through October 31, 1993.

II.  PURPOSE

The purpose of the Plan is to provide, with full regard to the protection of shareholder's investments, a direct financial incentive for eligible full-time management employees to strive continually to perform an effective leadership role and make a significant contribution to the Company's established goals.

III. ADMINISTRATION

This Plan will be administered by a Management Incentive Plan Committee ("Committee") appointed and authorized by the Company's Board of Directors. Subject to the complete and full discretion of the Board of Directors, the Committee is authorized to make all decisions as required in administration of the Plan and to exercise its discretion to define, interpret, construe, apply, and make any exceptions to the terms of the Plan.

IV.  ELIGIBILITY

The Committee will establish rules of eligibility for participation in the Plan and determine eligibility in accordance with those rules. Participation will be effective as of the date approved by the Committee and will be communicated to the participant by an incentive opportunity statement ("Participant Form") specifying the target incentive level for the position held by the participant. No part-time employee will be eligible for the Plan, and no employee will become a participant in the Plan after May 1, 1993.

V.   TIME OF PAYMENT

Payments which become due under this Plan will be made as soon as administratively feasible following the close of the Company's fiscal year.

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VI.  PLAN GOALS

The Plan reinforces the annual financial goals which support ADC's long-term strategic plans. The FY 1993 goal categories and weights for Corporate and Business Unit participants are as follows:


                                                  CORPORATE    BUSINESS UNIT
                                                 PARTICIPANT    PARTICIPANT
                                                 -----------    -----------
   Corporate Revenue                                 40%

   Corporate Operating Income                        40%            15%

*  Corporate Customer Service/Inventory Turn
   Management                                        20%

   Business Unit Revenue                                            35%

   Business Unit Operating Income                                   35%

*  Business Unit Customer Service/Inventory
   Turn Management                                                  15%

TOTAL                                               100%           100%


The goals relevant to you are specified on the attached Participant Form.


* CORPORATE AND BUSINESS UNIT CUSTOMER SERVICE/INVENTORY TURN MANAGEMENT goals measure the company's ability to deliver products to meet customer's request dates while also effectively managing inventories. Customer service/inventory turn management is measured by average inventory turns (the direct cost of goods sold divided by average direct inventory cost) and by shipping performance (relative to meeting customer request dates). A single numerical representation of customer service/inventory management is derived by multiplying the average inventory turn by the percentage of customer request dates met by ADC.

     For example, if ADC's average annual inventory turns is 3.4 and the percentage of customer request dates met is 78%, the result is a customer service/inventory turn management achievement of 2.65.

                    Average inventory turns           3.4
                    % customer request dates met       .78
                                                      ----
                    Result                            2.65

VII. COMPANY PERFORMANCE MINIMUM PAYOUT REQUIREMENTS

The following minimum Company performance goals must be met to assure protection of shareholder interest before an incentive payout can be generated.

A. Incentive payments will be made only if net profits are in excess of a threshold rate of return on stockholders' equity. This rate has been established at 10%, after tax, based on stockholders' equity at the beginning of the fiscal year.

B. CORPORATE PARTICIPANTS must meet threshold corporate revenue OR corporate operating income goals. BUSINESS UNIT PARTICIPANTS must meet threshold business unit revenue OR business unit operating income OR corporate operating income goals.

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VIII.  CALCULATION OF PAYMENTS

A. DETERMINATION OF ACHIEVEMENT AGAINST GOALS AND OBLIGATION TO MAKE PAYMENTS. The obligation to make payments under the Plan will be determined by achievement of Corporate and Business Unit goals determined by the Board of Directors.

B.   CALCULATION OF INDIVIDUAL PAYMENTS UNDER THIS PLAN IS A FUNCTION OF:

1. Target incentive opportunity - expressed as a percentage of an individual's FY 1993 earnings. The target % for each participant is designated on the "Participant Form".

2.   Participant's 1993 fiscal year base salary earnings

3. Corporate performance against the established goals (Corporate Participant) Corporate and Business unit performance against the established goals (Business Unit Participant)

4. Individual performance may or may not be used to adjust incentive awards. An individual award can be factored plus or minus 50% in increments of 1% to account for individual performance.

C.   HOW INDIVIDUAL AWARDS ARE DETERMINED IS SHOWN BY THE FOLLOWING EXAMPLES:

Assume we have a Plan participant with the following facts:

Grade:                                       15
Target Payout:                               11% of base salary earnings
Base Salary Earnings:                        50,0000


Corporate Participant:                       Weight         Achievement
- ----------------------                       ------         -----------
Corporate Revenue:                           40%               100%
Corporate Operating Income:                  40%                90%
Corporate Customer Service/Inventory         20%                90%
     Turn Management:


Calculation of Payment:
[($50,000 x 11% Target x 40% corporate revenue weight x 100% achievement) + ($50,000 x 11% Target x 40% corporate operating income weight x 90% achievement) +
($50,000 x 11% Target x 20% corporate customer service/inventory turn mgmt weight x 90% achievement)] =

                                             $5,170.00
                                             ---------

BUSINESS UNIT PARTICIPANT

Assume the same Plan participant works in a Business Unit that achieves the following against its goals:


                                             Weight         Achievement
                                             ------         -----------
Corporate Operating Income:                  15%                90%
Business Unit Revenue:                       35%               100%
Business Unit Operating Income:              35%               100%
Business Unit Customer Service/              15%                90%
     Inventory Turn Management:


Calculation of Payment:
[($50,000 x 11% Target x 15% corporate operating income weight x 90% achievement) +
($50,000 x 11% Target x 35% business unit revenue weight x 100% achievement) + ($50,000 x 11% Target x 35% business unit operating income weight x 100% achievement) +
($50,000 x 11% Target x 15% business unit customer service/inventory turn mgmt weight x 90% achievement)] =

                                             $5,335.00
                                             ---------

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D.   LIMITATION OF RIGHT PRIOR TO RECEIPT OF PAYMENT.  No participant entitled to receive payment under the calculation determined by this Section VII and VIII will have any right to pledge, assign, or otherwise dispose of any unpaid portion of such payment.

IX.  EFFECT OF CHANGE IN EMPLOYMENT STATUS

A. VOLUNTARY RESIGNATION. A participant who voluntarily resigns full-time employment prior to the end of the Fiscal year will relinquish all right to any payment under the Plan.

B. CHANGE BASED UPON UNSATISFACTORY JOB PERFORMANCE. A participant who is involuntarily terminated or transferred to a non-eligible position for reasons of unsatisfactory job performance will relinquish all right to any payment under this plan.

C. CHANGE BASED UPON JOB ELIMINATION. Subject to the approval of the Committee, a participant who is involuntarily terminated or transferred to a non-eligible position because of a job elimination may retain the right to a pro-rata payment based upon the time served in the eligible position during the fiscal year.

D. CHANGE BASED UPON A PROMOTION / DEMOTION. A current participant who is promoted or demoted from an incentive eligible position to another incentive eligible position during the fiscal year will have a pro rata calculation of payment based upon the time served in each position during FY 93.

E. CHANGE BASED UPON TRANSFER BETWEEN CORPORATE AND BUSINESS UNIT PARTICIPANT CATEGORIES. A current participant who transfers between Corporate and Business Unit or between different Business Units with different goals during FY 93 will have a pro rata calculation based on the goals and length of time spent in the respective participant categories.

X.   AMENDMENT OR TERMINATION OF PLAN

The Board of Directors reserves and retains the right to modify, rescind or terminate this plan in whole or in part, at its sole discretion, and nothing in this Plan limits this right in any way or creates any rights in any employee of future participation in this Plan or any other plan, or constitutes any guarantee of compensation or employment with ADC. Further, neither the Board of Directors nor the Company has any obligation under this Plan or otherwise to adopt this or any other plan in any future fiscal year.